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                                                                  EXECUTION COPY


                      AMENDED AND RESTATED SWING LINE NOTE


$5,000,000                                               New York, New York
                                                         August 22, 2001


            FOR VALUE RECEIVED, ARMOR HOLDINGS, INC., a Delaware corporation (the "Borrower"), hereby unconditionally promises to pay on the Revolving Credit Termination Date to the order of Bank of America, N.A. (the "Swing Line Lender"), at the office of Bank of America, N.A., located at 101 North Tryon Street, Charlotte, North Carolina 28255, in lawful money of the United States of America and in immediately available funds, the principal amount of the lesser of (a) FIVE MILLION DOLLARS ($5,000,000) and (b) the aggregate unpaid principal amount of all Swing Line Loans made by the Swing Line Lender to the undersigned pursuant to Section 4.1 of the Credit Agreement referred to below.

            The undersigned further agree to pay interest in like money at such office on the unpaid principal amount hereof from time to time from the date hereof at the rates per annum and on the dates as provided in Section 6.1 of the Credit Agreement referred to below, until paid in full (both before and after judgment).

            The holder of this Amended and Restated Swing Line Note is authorized to, and so long as it holds this Amended and Restated Swing Line Note shall, record the date and amount of each Swing Line Loan made by the Swing Line Lender pursuant to Section 4.1 of the Credit Agreement and the date and amount of each payment or prepayment of principal thereof on the schedule annexed hereto and constituting a part hereof, or on a continuation thereof which shall be annexed hereto and constitute a part hereof, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded, provided that failure of the Swing Line Lender to make any such recordation (or any error in such recordation) shall not affect the obligations of the Borrower under this Amended and Restated Swing Line Note or under the Credit Agreement.

            This Amended and Restated Swing Line Note is the Swing Line Note referred to in the Amended and Restated Credit Agreement, dated as of August 22, 2001 (as further amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, the lenders from time to time parties thereto (the "Lenders"), and Bank of America, N.A., as Administrative Agent for the Lenders thereunder, is entitled to the benefits thereof, is secured as provided therein and is subject to optional and mandatory prepayment in whole or in part as provided therein. Terms used herein which are defined in the Credit Agreement shall have such defined meanings unless otherwise defined herein or unless the context otherwise requires.


            To the extent this Amended and Restated Swing Line Note amends and restates an existing Swing Line Note dated as of February 12, 1999 (as amended prior to the date hereof,

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the "Existing Swing Line Note") issued to the Lender (or its predecessor in interest) pursuant to the Existing Credit Agreement, it is given as a continuation, rearrangement and extension, and not a novation, release or satisfaction, of such Existing Swing Line Note. The issuance and delivery of this Amended and Restated Swing Line Note is in substitution for such Existing Swing Line Note.

            Upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Amended and Restated Swing Line Note shall become, or may be declared to be, immediately due and payable, all as provided therein.

            The Borrower expressly waives diligence, presentment, protest, demand and other notices of any kind.

            This Amended and Restated Swing Line Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.



                                   ARMOR HOLDINGS, INC.


                                   By: ______________________________
                                       Name:   Robert R. Schiller
                                       Title:  Executive Vice President and
                                               Chief Financial Officer


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